Exhibit 99.1

PRESS RELEASE

Level 3 Reports Fourth Quarter and Full Year 2016 Results

Full Year 2016 Highlights

•                  Net Income was $677 million compared to Net Income of $3.4 billion for 2015, which included a non-cash benefit to the fourth quarter 2015 Income Tax Expense of approximately $3.3 billion related to the release of the company’s valuation allowance against U.S. federal and state deferred tax assets

•                  Adjusted EBITDA grew to $2.865 billion, or 11 percent on a modified basis, excluding $15 million of CenturyLink acquisition-related expenses. This compares to the company’s Adjusted EBITDA outlook of 10 to 12 percent

•                  Generated Cash Flows from Operating Activities of $2.343 billion and Free Cash Flow of $1.024 billion, excluding $15 million of CenturyLink acquisition-related expenses, compared to the company’s Free Cash Flow outlook of $1.0 to $1.1 billion

BROOMFIELD, Colo., February 8, 2017 — Level 3 Communications, Inc. (NYSE: LVLT) today reported results for the quarter and full year ended December 31, 2016.

“Throughout 2016, with our focus on profitable growth, we expanded margins and grew Adjusted EBITDA and Free Cash Flow,” said Jeff Storey, president and CEO of Level 3. “With integration planning well underway, we continue to gain excitement about the combination with CenturyLink.  Adding Level 3’s global network, advanced solutions and proven experience serving large, multinational customers to CenturyLink’s extensive capabilities will enhance value for all of our customers, as well as our stockholders.”

Total revenue was $2.032 billion for the fourth quarter 2016, compared to $2.053 billion for the fourth quarter 2015. For the full year 2016, total revenue was $8.172 billion compared to $8.229 billion on a reported basis and $8.157 billion on a modified basis for the full year 2015. The full year 2015 modified results exclude nine months of results from the company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

In the fourth quarter 2016, the company generated net income of $250 million and basic earnings per share of $0.70.

Financial Results

Metric ($ in millions)	Fourth Quarter 2016	Fourth Quarter 2015(1)	Full Year 2016	Full Year 2015(1)	Full Year 2015 Modified(1)(2)
Core Network Services Revenue	$1,934	$1,943	$7,767	$7,757	$7,685
Wholesale Voice Services Revenue	$98	$110	$405	$472	$472
Total Revenue	$2,032	$2,053	$8,172	$8,229	$8,157
Network Access Costs	$680	$708	$2,725	$2,833	$2,823
Network Access Margin	66.5%	65.5%	66.7%	65.6%	65.4%
Network Related Expenses (NRE)(3)	$327	$338	$1,324	$1,412	$1,405
Selling, General and Administrative Expenses (SG&A)(3)	$316	$326	$1,273	$1,346	$1,337
Non-cash Compensation Expense	$35	$49	$156	$141	$141
Adjusted EBITDA(4)(5)	$709	$681	$2,850	$2,638	$2,592
Adjusted EBITDA Margin(4)(5)	34.9%	33.2%	34.9%	32.1%	31.8%
Cash Flows from Operating Activities	$557	$556	$2,343	$1,855	$1,814
Capital Expenditures	$306	$330	$1,334	$1,229	$1,219
Unlevered Cash Flow(4)(5)	$386	$399	$1,513	$1,293	$1,262
Free Cash Flow(4)(5)	$251	$226	$1,009	$626	$595
Net Income	$250	$3,323	$677	$3,433
Net Income per Common Share-Basic	$0.70	$9.33	$1.89	$9.71
Weighted Average Shares Outstanding (in thousands)- Basic	359,937	356,274	358,559	353,385

(1)         The reported fourth quarter and full year 2015 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2016.

(2)         References to “modified” figures represent the adjustments made to exclude the company’s Venezuelan subsidiary’s operations.

(3)         Excludes non-cash compensation expense.

(4)         Includes CenturyLink acquisition-related expenses of $15 million for both the fourth quarter 2016 and the full year 2016 and tw telecom acquisition-related expenses of $4 million for the fourth quarter 2015 and $32 million for the full year 2015.

(5)         See schedule of non-GAAP metrics for definitions and reconciliation to GAAP measures.

Fourth Quarter 2016 Revenue Results

Core Network Services (CNS) Revenue ($ in millions)	Fourth Quarter 2016	Third Quarter 2016	4Q16/3Q16 Percent Change	4Q16/3Q16 Percent Change, Constant Currency	Fourth Quarter 2015(1)	4Q16/4Q15 Percent Change	4Q16/4Q15 Percent Change, Constant Currency
North America	$1,584	$1,572	1%	1%	$1,572	1%	1%
Wholesale	$405	$412	(2)%	(2)%	$430	(6)%	(6)%
Enterprise	$1,179	$1,160	2%	2%	$1,142	3%	3%

EMEA	$180	$182	(1)%	2%	$212	(15)%	(7)%
Wholesale	$58	$61	(5)%	(1)%	$68	(15)%	(9)%
Enterprise	$106	$104	2%	4%	$117	(9)%	(2)%
UK Government	$16	$17	(6)%	1%	$27	(41)%	(25)%

Latin America	$170	$176	(3)%	(3)%	$159	7%	4%
Wholesale	$34	$37	(8)%	(6)%	$40	(15)%	(16)%
Enterprise(2)	$136	$139	(2)%	(2)%	$119	14%	10%

Total CNS Revenue	$1,934	$1,930	—	1%	$1,943	—	—
Wholesale	$497	$510	(3)%	(2)%	$538	(8)%	(7)%
Enterprise	$1,437	$1,420	1%	2%	$1,405	2%	3%

(1)         The reported fourth quarter 2015 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2016.

(2)         Third quarter 2016 results include a $4 million benefit from the Olympics.

Full Year 2016 Revenue Results

Core Network Services (CNS) Revenue ($ in millions)	Full Year 2016	Full Year 2015(1)	Full Year 2015 Modified(1)(2)	Percent Change(3)	Percent Change, Modified(4)	Percent Change, Modified and Constant Currency
North America	$6,362	$6,207	$6,207	2%	2%	2%
Wholesale	$1,694	$1,746	$1,746	(3)%	(3)%	(3)%
Enterprise	$4,668	$4,461	$4,461	5%	5%	5%

EMEA	$744	$835	$835	(11)%	(11)%	(6)%
Wholesale	$247	$278	$278	(11)%	(11)%	(8)%
Enterprise	$427	$453	$453	(6)%	(6)%	(1)%
UK Government	$70	$104	$104	(33)%	(33)%	(24)%

Latin America	$661	$715	$643	(8)%	3%	7%
Wholesale	$147	$182	$167	(19)%	(12)%	(8)%
Enterprise	$514	$533	$476	(4)%	8%	12%

Total CNS Revenue	$7,767	$7,757	$7,685	—	1%	2%
Wholesale	$2,088	$2,206	$2,191	(5)%	(5)%	(4)%
Enterprise	$5,679	$5,551	$5,494	2%	3%	4%

(1)         The reported full year 2015 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2016.

(2)         References to “modified” figures represent the adjustments made to exclude the company’s Venezuelan subsidiary’s operations.

(3)         Year-over-year growth rates are calculated using the full year 2015 results which have been adjusted to reflect changes made to customer assignments and included nine months of the company’s Venezuelan subsidiary’s operations. These growth rates are on a reported basis and not adjusted for currency.

(4)         Modified year-over-year growth rates are calculated using the full year 2015 results which have been adjusted to reflect changes made to customer assignments as well as to exclude the company’s Venezuelan subsidiary’s operations. These growth rates are on a reported basis and not adjusted for currency.

CNS Revenue

CNS Revenue was $1.934 billion in the fourth quarter 2016, decreasing 0.5 percent year-over-year on a reported basis, and increasing 0.2 percent year-over-year on a constant currency basis. For the full year 2016, CNS Revenue was $7.767 billion, which increased 0.1 percent on a reported basis and 1.9 percent year-over-year on a constant currency and modified basis.

Liquidity

As of December 31, 2016, the company had cash and cash equivalents of $1.819 billion.

2017 Business Outlook

“In 2017, we expect to continue to grow Adjusted EBITDA and Free Cash Flow,” said Sunit Patel, executive vice president and CFO of Level 3. “For the full year 2017, excluding CenturyLink acquisition-related expenses, we expect Adjusted EBITDA of $2.94 to $3.00 billion and Free Cash Flow of $1.10 to $1.16 billion.”

Metrics(1)	2017 Outlook
Adjusted EBITDA	$2.94 to $3.00 billion
Free Cash Flow	$1.10 to $1.16 billion
GAAP Interest Expense	$570 million
Cash Interest Expense	$520 million
Capital Expenditures	16% of Total Revenue
Depreciation and Amortization	$1.35 billion
Cash Income Tax	$40 million
Non-cash Compensation Expense	$170 million
Full Year Income Tax Rate	~38%

(1) All outlook measures exclude CenturyLink acquisition-related expenses.

Conference Call and Website Information

The company will broadcast a live conference call on its Investor Relations website http://investors.level3.com at 3:30 p.m. MT/5:30 p.m. ET to discuss its Fourth Quarter and Full Year 2016 Results.

Additional information regarding the Fourth Quarter and Full Year 2016 results, including the presentation management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at +1 800-684-9134 (U.S. Domestic) or +1 303-223-4387 (International).

The call will be archived and available as an audio replay on Level 3’s Investor Relations website starting at 7 p.m. ET February 8 until 6 p.m. ET May 9, 2017. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21842851.

For additional information, please call +1 720-888-2518.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statements

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: increase revenue from its services to realize its targets for financial and operating performance; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage risks associated with continued uncertainty in the global economy; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this presentation should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Except for the historical and factual information contained herein, the matters set forth in this communication, including statements regarding the expected timing and benefits of the proposed transaction, such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “will,” “estimates,” “anticipates,” “believes,” “expects,” “projects,” “plans,” “intends,” “may,” “should,” “could,” “seeks” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  These forward-looking statements, and the assumptions upon which they are based, (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to a number of risks and uncertainties.

Actual events and results may differ materially from those anticipated, estimated, projected or implied in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to:  the ability of the parties to timely and successfully receive the required approvals for the combination from regulatory agencies free of conditions materially adverse to the parties and from their respective shareholders; the possibility that the anticipated benefits from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs, difficulties or disruptions related to the integration of Level 3’s operations with those of CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the effects of competition from a wide variety of competitive providers, including lower demand for CenturyLink’s legacy offerings; the effects of new, emerging or competing technologies, including those that could make the combined company’s products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; adverse changes in CenturyLink’s or the combined company’s access to credit markets on favorable terms, whether caused by changes in its financial position, lower debt credit ratings, unstable markets or otherwise; the combined company’s ability to effectively adjust to changes in the communications industry, and changes in the composition of its markets and product mix; possible changes in the demand for, or pricing of, the combined company’s products and services, including the combined company’s ability to effectively respond to increased demand for high-speed broadband service; changes in the operating plans, capital allocation plans or corporate strategies of the combined company, whether based on changes in market conditions, changes in the cash flows or financial position of the combined company, or otherwise; the combined company’s ability to successfully maintain the quality and profitability of its existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on the combined company’s business and network from possible equipment failures, service outages, security breaches or similar events impacting its network; the combined company’s ability to maintain favorable relations with key business partners, suppliers, vendors, landlords and financial institutions; the ability of the combined company to utilize net operating losses in amounts projected; changes in the future cash requirements of the combined company; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Level 3’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Due to these risks and uncertainties, there can be no assurance that the proposed combination or any other transaction described above will in fact be completed in the manner described or at all.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed combination or the combined company.  You should not place undue reliance on these forward looking statements, which speak only as of the date of this communication.  Unless legally required, CenturyLink and Level 3 undertake no obligation and each expressly disclaim any such obligation, to update publicly any forward-looking statements, whether as a result of new information, future events, changed events or otherwise.

Additional Information

In connection with the proposed combination, on January 27, 2017, CenturyLink and Level 3 filed an amended registration statement on Form S-4 with the SEC (Registration Statement No. 333-215121) that includes a preliminary prospectus and also constitutes a joint preliminary proxy statement. The amended registration statement on Form S-4, which is not final and may be further amended, has not been declared effective by the SEC and the definitive joint proxy statement/prospectus is not currently available. CenturyLink and Level 3 will deliver the definitive joint proxy statement/prospectus to their respective shareholders when it is available.  INVESTORS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain the preliminary joint proxy statement/prospectus (and the definitive joint proxy statement/prospectus, when it becomes available) and the filings that are incorporated by reference in the preliminary joint proxy statement/prospectus, as well as other filings containing information about CenturyLink and Level 3, free of charge, at the website maintained by the SEC at www.sec.gov.  You may also obtain these documents free of charge by directing a request to CenturyLink, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Corporate Secretary, or to Level 3, 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention: Investor Relations.

Participants in the Solicitation

The respective directors and executive officers of CenturyLink and Level 3 and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 5, 2016, and information regarding Level 3’s directors and executive officers is available in its proxy statement filed with the SEC by Level 3 on April 7, 2016.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.  This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact Information

Media:	Investors:
D. Nikki Wheeler	Mark Stoutenberg
+1 720-888-0560	+1 720-888-2518
Nikki.Wheeler@Level3.com	Mark.Stoutenberg@Level3.com

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

References to “modified” figures represent the adjustments made to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Quarterly Constant Currency

		4Q15 FX	3Q16 FX				4Q15 FX		3Q16 FX
CNS Revenue ($ in millions)	4Q16	4Q16 Constant Currency	4Q16 Constant Currency	4Q15(2)	3Q16	4Q16/ 4Q15 %Change	4Q16 Constant Currency / 4Q15 %Change (3)	4Q16/3Q16 %Change	4Q16 Constant Currency /3Q16 %Change (3)
North America	$1,584	$1,584	$1,584	$1,572	$1,572	0.8%	0.8%	0.8%	0.8%
Wholesale	$405	$405	$405	$430	$412	(5.8)%	(5.8)%	(1.7)%	(1.7)%
Enterprise	$1,179	$1,179	$1,179	$1,142	$1,160	3.2%	3.2%	1.6%	1.6%

EMEA	$180	$197	$186	$212	$182	(15.1)%	(7.3)%	(1.1)%	2.2%
Wholesale	$58	$62	$60	$68	$61	(14.7)%	(9.4)%	(4.9)%	(0.9)%
Enterprise	$106	$115	$109	$117	$104	(9.4)%	(1.9)%	1.9%	4.2%
UK Govt	$16	$20	$17	$27	$17	(40.7)%	(25.3)%	(5.9)%	1.0%

Latin America	$170	$166	$171	$159	$176	6.9%	3.8%	(3.4)%	(2.6)%
Wholesale	$34	$34	$35	$40	$37	(15.0)%	(15.5)%	(8.1)%	(6.4)%
Enterprise	$136	$132	$136	$119	$139	14.3%	10.3%	(2.2)%	(1.5)%

Total CNS Revenue	$1,934	$1,947	$1,941	$1,943	$1,930	(0.5)%	0.2%	0.2%	0.6%
Wholesale	$497	$501	$500	$538	$510	(7.6)%	(6.9)%	(2.5)%	(1.8)%
Enterprise(1)	$1,437	$1,446	$1,441	$1,405	$1,420	2.3%	2.9%	1.2%	1.5%

Total CNS Revenue	$1,934	$1,947	$1,941	$1,943	$1,930	(0.5)%	0.2%	0.2%	0.6%
Wholesale Voice Services	98	98	98	110	103	(10.9)%	(10.4)%	(4.9)%	(5.0)%
Total Revenue	$2,032	$2,045	$2,039	$2,053	$2,033	(1.0)%	(0.4)%	—%	0.3%

(1) Includes UK Government

(2) The 2015 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2016.

(3) Percentages are calculated using whole numbers. Minor differences may exist due to rounding.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Full Year Modified and Constant Currency

		FY 2015 FX						FY 2015 FX
CNS Revenue ($ in millions)	FY 2016(2)	FY 2016 Constant Currency	FY 2015 (2)	FY 2015 Venezuela	FY 2015 Modified (2)(3)	FY 2016/ FY 2015 %Change	FY 2016/ FY 2015 Modified %Change	FY 2016 Constant Currency/FY 2015 Modified %Change(6)
North America	$6,362	$6,362	$6,207	$—	$6,207	2.5%	2.5%	2.5%
Wholesale	$1,694	$1,694	$1,746	$—	$1,746	(3.0)%	(3.0)%	(3.0)%
Enterprise	$4,668	$4,668	$4,461	$—	$4,461	4.6%	4.6%	4.6%

EMEA	$744	$784	$835	$—	$835	(10.9)%	(10.9)%	(6.1)%
Wholesale	$247	$257	$278	$—	$278	(11.2)%	(11.2)%	(7.6)%
Enterprise	$427	$448	$453	$—	$453	(5.7)%	(5.7)%	(1.1)%
UK Govt	$70	$79	$104	$—	$104	(32.7)%	(32.7)%	(24.1)%

Latin America	$661	$685	$715	$72	$643	(7.6)%	2.8%	6.6%
Wholesale	$147	$153	$182	$15	$167	(19.2)%	(12.0)%	(7.9)%
Enterprise	$514	$532	$533	$57	$476	(3.6)%	8.0%	11.7%

Total CNS Revenue	$7,767	$7,831	$7,757	$72	$7,685	0.1%	1.1%	1.9%
Wholesale	$2,088	$2,104	$2,206	$15	$2,191	(5.3)%	(4.7)%	(3.9)%
Enterprise(1)	$5,679	$5,727	$5,551	$57	$5,494	2.3%	3.4%	4.2%

Total CNS Revenue	$7,767	$7,831	$7,757	$72	$7,685	0.1%	1.1%	1.9%
Wholesale Voice Services	405	406	472	—	$472	(14.2)%	(14.2)%	(14.0)%
Total Revenue	$8,172	$8,237	$8,229	$72	$8,157	(0.7)%	0.2%	1.0%

EMEA Total w/o UK Govt	$674		$731	$—	$731	(7.8)%	(7.8)%	(3.6)%
Total CNS w/o UK Govt	$7,697		$7,653	$72	$7,581	0.6%	1.5%	2.3%
Enterprise w/o UK Govt	$5,609		$5,447	$57	$5,390	3.0%	4.1%	4.8%

Network Access Costs	$2,725		$2,833	$10	$2,823

Network Access Margin	66.7%	65.6%		65.4%
Network Related Expenses(4)		$1,412	$7	$1,405
Selling, General and Admin Expenses (5)		$1,346	$9	$1,337

(1) Includes UK Government

(2) The 2015 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2016.

(3) Represents the consolidated results modified to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

(4) Excludes non-cash compensation of $20 million and $22 million for the full year 2015 and 2016, respectively.

(5) Excludes non-cash compensation of $121 million and $134 million for the full year 2015 and 2016, respectively.

(6) Percentages are calculated using whole numbers. Minor differences may exist due to rounding.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Income.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash stock-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Consolidated Statements of Income, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Income before income tax (expense) benefit, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

($ in millions)	4Q16(2)	FY 2016(2)
Net Income	$250	$677
Income Tax (Benefit) Expense	(33)	165
Total Other Expense	137	602
Depreciation and Amortization	320	1,250
Non-Cash Stock Compensation	35	156
Adjusted EBITDA	$709	$2,850

Total Revenue	$2,032	$8,172
Adjusted EBITDA Margin	34.9%	34.9%

Adjusted EBITDA Metric

($ in millions)	4Q15(3)	FY 2015(3)	FY 2015 Venezuela	FY 2015 Modified(1)(3)
Net Income	$3,323	$3,433	$29	$3,404
Income Tax Benefit	(3,189)	(3,150)	—	(3,150)
Total Other Expense	204	1,048	11	1,037
Depreciation and Amortization	294	1,166	6	1,160
Non-Cash Compensation	49	141	—	141
Adjusted EBITDA	$681	$2,638	$46	$2,592

Total Revenue	$2,053	$8,229	$72	$8,157
Adjusted EBITDA Margin	33.2%	32.1%	63.9%	31.8%

(1)Represents the consolidated results modified to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

(2)Includes $15 million of CenturyLink acquisition-related expenses.

(3)Includes $4 million and $32 million of tw telecom integration-related expenses for the fourth quarter 2015 and full year 2015, respectively.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Income. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow

($ in millions)	4Q15(3)	4Q16(2)	FY 2015(3)	FY 2015 Venezuela	FY 2015 Modified (1)(3)	FY 2016(2)
Net Cash Provided by Operating Activities	$556	$557	$1,855	$41	$1,814	$2,343
Capital Expenditures	(330)	(306)	(1,229)	(10)	(1,219)	(1,334)
Free Cash Flow	$226	$251	$626	$31	$595	$1,009
Cash Interest Paid	173	136	668	—	668	508
Interest Income	—	(1)	(1)	—	(1)	(4)
Unlevered Cash Flow	$399	$386	$1,293	$31	$1,262	$1,513

(1)Represents the consolidated results modified to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

(2)Includes $15 million of CenturyLink acquisition-related expenses.

(3)Includes $4 million and $32 million of tw telecom integration-related expenses for the fourth quarter 2015 and full year 2015, respectively.

Debt is defined as total gross debt, including capital leases from the Footnotes to the Consolidated Financial Statements.

Net Debt to Last Twelve Months (LTM) Adjusted EBITDA Ratio is defined as Debt, reduced by cash and cash equivalents and divided by LTM Adjusted EBITDA.

Level 3 Communications, Inc. and Consolidated Subsidiaries

LTM Adjusted EBITDA

($ in millions)	1Q16	2Q16	3Q16	4Q16(1)	Total: LTM
Total Revenue	$2,051	$2,056	$2,033	$2,032	$8,172
Network Access Costs	(694)	(676)	(675)	(680)	(2,725)
Network Related Expenses	(338)	(339)	(337)	(332)	(1,346)
Selling, General and Administrative Expenses	(356)	(357)	(348)	(346)	(1,407)
Add back: Non-Cash Compensation Expenses	47	31	43	35	156
Adjusted EBITDA	$710	$715	$716	$709	$2,850

(1)Includes $15 million of CenturyLink acquisition-related expenses.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Net Debt to LTM Adjusted EBITDA ratio as of December 31, 2016

($ in millions)

Debt	$11,009
Cash and Cash Equivalents	(1,819)
Net Debt	$9,190
LTM Adjusted EBITDA	$2,850
Net Debt to LTM Adjusted EBITDA Ratio	3.2

Outlook

In order to provide our outlook with respect to non-GAAP metrics, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that the company is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, the company has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While the company feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Outlook

Adjusted EBITDA Outlook

Twelve Months Ended December 31, 2017

	Range
($ in millions)	Low	High
Net Income	500	590
Income Tax Expense	330	360
Total Other Expense	570	550
Depreciation and Amortization Expense	1,360	1,340
Non-Cash Compensation Expense	180	160
Adjusted EBITDA	$2,940	$3,000

Free Cash Flow Outlook

Twelve Months Ended December 31, 2017

	Range
($ in millions)	Low	High
Net Cash Provided by Operating Activities	$2,420	$2,520
Capital Expenditures	(1,320)	(1,360)
Free Cash Flow	$1,100	$1,160

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited)

	Three Months Ended			Year Ended
(dollars in millions, except per share data)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Revenue	$2,032	$2,033	$2,053	$8,172	$8,229

Costs and Expenses
Network access costs	680	675	708	2,725	2,833
Network related expenses	332	337	344	1,346	1,432
Depreciation and amortization	320	319	294	1,250	1,166
Selling, general and administrative expenses	346	348	369	1,407	1,467
Total Costs and Expenses	1,678	1,679	1,715	6,728	6,898

Operating Income	354	354	338	1,444	1,331

Other Income (Expense):
Interest income	1	1	—	4	1
Interest expense	(132)	(139)	(152)	(546)	(642)
Loss on modification and extinguishment of debt	—	—	(55)	(40)	(218)
Venezuela deconsolidation charge	—	—	—	—	(171)
Other, net	(6)	1	3	(20)	(18)
Total Other Expense	(137)	(137)	(204)	(602)	(1,048)

Income Before Income Taxes	217	217	134	842	283

Income Tax Benefit (Expense)	33	(74)	3,189	(165)	3,150

Net Income	$250	$143	$3,323	$677	$3,433

Basic Earnings per Common Share:
Net Income per Share	$0.70	$0.40	$9.33	$1.89	$9.71

Weighted-Average Shares Outstanding (in thousands)	359,937	359,561	356,274	358,559	353,385

Diluted Earnings per Common Share:
Net Income per Share	$0.69	$0.39	$9.24	$1.87	$9.58

Weighted-Average Shares Outstanding (in thousands)	363,250	361,907	359,712	361,472	358,593

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	December 31,	September 30,	December 31,
(dollars in millions)	2016	2016	2015

Assets

Current Assets:
Cash and cash equivalents	$1,819	$1,569	$854
Restricted cash and securities	7	8	8
Receivables, less allowances for doubtful accounts	712	749	757
Other	115	131	111
Total Current Assets	2,653	2,457	1,730

Property, Plant and Equipment, net	10,139	10,167	9,878
Restricted Cash and Securities	31	31	42
Goodwill	7,729	7,736	7,749
Other Intangibles, net	915	967	1,127
Deferred Tax Assets	3,370	3,339	3,441
Other Assets	51	49	50
Total Assets	$24,888	$24,746	$24,017

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$706	$728	$629
Current portion of long-term debt	7	7	15
Accrued payroll and employee benefits	195	194	218
Accrued interest	129	135	108
Current portion of deferred revenue	266	263	267
Other	168	180	179
Total Current Liabilities	1,471	1,507	1,416

Long-Term Debt, less current portion	10,877	10,875	10,866
Deferred Revenue, less current portion	1,001	1,010	977
Other Liabilities	622	630	632
Total Liabilities	13,971	14,022	13,891

Stockholders’ Equity	10,917	10,724	10,126
Total Liabilities and Stockholders’ Equity	$24,888	$24,746	$24,017

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
(dollars in millions)	2016	2016	2015

Cash Flows from Operating Activities:
Net income	$250	$143	$3,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	320	319	294
Non-cash compensation expense attributable to stock awards	35	43	49
Loss on modification and extinguishment of debt	—	—	55
Accretion of debt discount and amortization of debt issuance costs	6	5	6
Accrued interest on long-term debt, net	(6)	4	(29)
Deferred income taxes	(40)	62	(3,207)
Gain on sale of property, plant and equipment and other assets	(1)	—	—
Other, net	(3)	(4)	3
Changes in working capital items:
Receivables	15	85	43
Other current assets	4	—	10
Payables	(16)	(33)	5
Deferred revenue	(3)	(21)	29
Other current liabilities	(4)	42	(25)
Net Cash Provided by Operating Activities	557	645	556

Cash Flows from Investing Activities:
Capital expenditures	(306)	(364)	(330)
Change in restricted cash and securities, net	1	—	2
Proceeds from sale of property, plant and equipment and other assets	2	—	1
Net Cash Used in Investing Activities	(303)	(364)	(327)

Cash Flows from Financing Activities:
Long-term debt borrowings, net of issuance costs	—	—	885
Payments on and repurchases of long-term debt and capital leases	(2)	(2)	(949)

Net Cash Used in Financing Activities	(2)	(2)	(64)

Effect of Exchange Rates on Cash and Cash Equivalents	(2)	(1)	(2)

Net Change in Cash and Cash Equivalents	250	278	163

Cash and Cash Equivalents at Beginning of Period	1,569	1,291	691

Cash and Cash Equivalents at End of Period	$1,819	$1,569	$854

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$136	$127	$173